EXHIBIT 10.3a


                             THIRD AMENDMENT TO
                     THE ARIZONA PUBLIC SERVICE COMPANY
                         DEFERRED COMPENSATION PLAN


     Effective  January 1,   1978,  ARIZONA  PUBLIC  SERVICE   COMPANY  (the

"Company") adopted the ARIZONA  PUBLIC SERVICE COMPANY DEFERRED COMPENSATION

PLAN (the "Plan").   The Plan was subsequently amended  and restated several

times  and  was most  recently  amended  and  restated  in its  entirety  on

December 15, 1983.  The Plan was thereafter amended on December 22, 1986 and on December 23, 1987.  By this instrument, the Company desires  to amend the

Plan  to allow  participants  to make  a  one-time irrevocable  election  to transfer their Deferral  Option I accounts  under the Plan  to the  Pinnacle

West Capital Corporation, Arizona Public Service Company, SunCor Development

Company and El Dorado Investment Company Deferred Compensation Plan.

    1.    This Amendment shall amend only the provisions of the Plan as  set forth herein, and  those provisions  not expressly amended  hereby shall  be considered in full force and effect.

    2.    Section IV of the Plan is hereby amended by adding new Paragraph F at the end thereof which shall read as follows:

     F.   One-Time Election to Transfer Amounts Under Deferral Option I.

          Notwithstanding anything in this Section IV or the Plan to the contrary, each Participant who is designated to participate in the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "DCP") may elect to transfer all of the Deferral Option I accounts established for him under the Plan to the DCP. Such an election shall be irrevocable and must be made on forms acceptable to the Committee no later than the later of (a) December 31, 1992, or
     (b) December 31 of the calendar year preceding the calendar year for which the Participant is first designated for participation in the DCP. A Participant who elects to transfer his Deferral Option I accounts to the DCP pursuant to this Paragraph F shall cease to be a Participant in Deferral Option I of the Plan as of the effective date of such trans-fer. All transfers under this Paragraph F shall be effective as of the January 1 next following the Participant's election. Nothing in this Paragraph F shall permit a Participant or the Beneficiary of a Participant to receive a distribution of the Participant's Deferral Option I accounts prior to the occurrence of a distribution event as provided for in this Section IV if such accounts are not transferred to the DCP, or the occurrence of any distribution event as provided for in the DCP with respect to Deferral Option I accounts which are trans-ferred to the DCP.

    3.    The  provisions  of  this  Amendment  shall  be  effective  as  of

January 1, 1993.

     Except  as  amended and  supplemented by  this instrument,  the Company hereby  ratifies the Plan as amended and restated effective January 1, 1984,

and thereafter amended.

     DATED:  April 4, 1993.


                         ARIZONA PUBLIC SERVICE COMPANY


                         By:      Armando Flores
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                              Its:  Vice President - HR
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